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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM S-8


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                            AXSYS TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)


              DELAWARE                               11-1962029
     (State or Other Jurisdiction of              (I.R.S. Employer
     Incorporation or Organization)               Identification No.)

                                910 Sylvan Avenue
                                    Suite 180
                           Englewood Cliffs, NJ 07632
                            (Address of Registrant's
                          Principal Executive Offices)


  AXSYS TECHNOLOGIES, INC. AMENDED AND RESTATED LONG-TERM STOCK INCENTIVE PLAN
--------------------------------------------------------------------------------
                           (Full title of the plan)


                                 Richard Morin
                            Axsys Technologies, Inc.
                                910 Sylvan Avenue
                                    Suite 180
                           Englewood Cliffs, NJ 07632
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                     (Name and Address of agent for service)


                                 (201) 871-1500
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           (Telephone number including area code of agent for service)


                          CALCULATION OF REGISTRATION FEE
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                                             PROPOSED    PROPOSED
TITLE OF SECURITIES           AMOUNT TO BE    MAXIMUM     MAXIMUM    AMOUNT OF
TO BE REGISTERED             REGISTERED (1)  OFFERING    AGGREGATE  REGISTRATION
                                             PRICE PER   OFFERING       FEE
                                               SHARE      PRICE
--------------------------------------------------------------------------------
Common Stock, par value      200,000 shares     (1)         (1)       $781.00
$0.01 per share
--------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c), the registration fee as to 184,550 shares, which shares are not currently subject to options granted pursuant to the Plan, is based upon a price of $14.73 per share, the average of the high and low share price for the Registrant's Common Stock reported on the Nasdaq National Market System for the Common Stock for the five (5) previous trading days ending 6/12/00. The amount of the registration fee includes $63.00 as to the 15,450 options granted at an aggregate exercise price of $15.40.

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                                EXPLANATORY NOTE

      This Registration Statement on Form S-8 relates to Axsys Technologies, Inc. Amended and Restated Long-Term Stock Incentive Plan (the "Plan"), as amended, in May, 2000, to increase the number of shares of common stock, par value $.01 per share (the "Common Stock"), to be issued thereunder by 200,000 shares. The contents of the Registrant's Registration Statement on Form S-8 (File No. 33-09559), filed with the Securities and Exchange Commission (the "Commission") on August 5, 1996, as modified and supplemented by the Registrant's Registration Statement on Form S-8 (file No. 333-42389) filed December 27, 1997, are hereby incorporated by reference pursuant to Instruction E of Form S-8. Also pursuant to Instruction E to Form S-8, the filing fee is being paid only with respect to the 200,000 shares of common stock not previously registered.

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference

     The following document which is filed with the Commission, is incorporated in this Registration Statement by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (the "Form 10-K").

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

Item 5.     Interests of Named Experts and Counsel.

     None.

Item 8.     Exhibits.

     The following exhibits are filed with or incorporated by reference into this Registration Statement:

Exhibit
Number                                 Description
------                                 -----------

4.1 Axsys Technologies, Inc. Amended and Restated Long-Term Stock Incentive Plan (filed as Exhibit A to the Registrant's Proxy Statement dated April 24, 2000 and incorporated herein by reference.

5.1 Opinion of Counsel as to the validity of the shares of Common Stock covered by the Registration Statement.

23.1      Consent of Arthur Andersen LLP

23.2      Consent of Counsel (included in Exhibit 5.1).

24.1      Powers of Attorney (included on signature page).



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                                  EXHIBIT INDEX
                                  -------------

     The following exhibits are filed with or incorporated by reference into this Registration Statement:

Exhibit
Number                                 Description
------                                 -----------

4.1 Axsys Technologies, Inc. Amended and Restated Long-Term Stock Incentive Plan (filed as Exhibit A to the Registrant's Proxy Statement dated April 24, 2000 and incorporated herein by reference).

5.1 Opinion of Counsel as to the validity of the shares of Common Stock covered by the Registration Statement.

23.1      Consent of Arthur Andersen LLP

23.2      Consent of Counsel (included in Exhibit 5.1).

24.1      Powers of Attorney (included on signature page)



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                                   SIGNATURES
                                   -----------

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood Cliffs, New Jersey, on June 13, 2000.

                                       Axsys Technologies, Inc.



                                       By: /s/: Stephen W. Bershad
                                           --------------------------
                                       Stephen W. Bershad
                                       Chairman of the Board and Chief
                                       Executive Officer



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                                POWER OF ATTORNEY
                                -----------------

      KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Morin as his true and lawful attorney-in-fact and agent with full power and substitution and resubstitution, in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and any additional registration statements pursuant to Instruction E to Form S-8 and any and all documents in connection therewith, and to file the same, with all exhibits, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies, approves and confirms all that his or her said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature             Title                                Date
         ---------             -----                                ----

                               Chairman of the Board and
                               Chief Executive Officer and      June 19, 2000
/s/: Stephen W. Bershad        Director
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    Stephen W. Bershad


                               President and Chief              June 19, 2000
/s/: Mark J. Bonney            Operating Officer
-----------------------------
     Mark J. Bonney


                               Vice President, Chief            June 19, 2000
/s/: John E. Hanley            Financial Officer
-----------------------------
    John E. Hanley



/s/: Anthony J. Fiorelli, Jr.  Director                         June 19, 2000
-----------------------------
 Anthony J. Fiorelli, Jr.



/s/: Eliot M. Fried            Director                         June 19, 2000
-----------------------------
    Eliot M. Fried



/s/: Richard V. Howitt         Director                         June 19, 2000
-----------------------------
    Richard V. Howitt




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